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                                                                  Exhibit 23(i)

CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the reference to our firm in the Registration Statement on Form S-8 pertaining to the American Standard Companies Inc. Stock Incentive Plan and to the incorporation by reference therein of our reports dated February 16, 1995, with respect to the consolidated financial statements of American Standard Companies Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                          /s/  ERNST & YOUNG LLP


New York, New York
September 27, 1995